BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	December 17, 2021
Pay Date	December 31, 2021

Distribution Amount per share	$ 0.318820

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.008978	3%	$0.285498	33%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.309842	97%	$0.583322	67%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.318820	100%	$0.868820	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				9.29%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				38.18%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				13.34%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				5.49%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	January 14, 2022
Pay Date	January 31, 2022

Distribution Amount per share	$ 0.050000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.006837	14%	$0.006837	14%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.043163	86%	$0.043163	86%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.050000	100%	$0.050000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2021				9.99%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2021				5.87%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2021				19.33%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2021				0.49%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	February 15, 2022
Pay Date	February 28, 2022

Distribution Amount per share	$ 0.050000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.009076	18%	$0.015913	16%
Net Realized Short-Term Capital Gains	$0.029478	59%	$0.029478	29%
Net Realized Long-Term Capital Gains	$0.011446	23%	$0.054609	55%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.050000	100%	$0.100000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2022				10.11%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2022				5.84%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2022				0.90%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2022				0.49%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052